UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2009

Dollar Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2009, the Human Resources and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Dollar Financial Corp., a Delaware corporation (the "Company"), approved the following actions:

Key Management Bonus Awards

The Committee approved cash bonus awards pursuant to the Key Management Bonus Program for the following named executive officers earned during the fiscal year ended June 30, 2009. The bonus awards approved by the Committee were based upon the achievement of the Company financial performance goals as established by the Board for the Key Management Bonus Program. The bonus awards will be paid on or about September 1, 2009.

Name: Sydney Franchuk
Title: Executive Vice President and Chairman — National Money Mart
Award: C$115,072 (1)
(1) The terms of Mr. Franchuk’s award provide for a payment of $115,072 Canadian dollars, which, as of the date of the award, was equal to approximately US$104,992.

Name: Roy Hibberd
Title: Senior Vice President, General Counsel and Secretary
Award: $121,145

Executive Management Bonus Awards

The Committee approved cash bonus awards pursuant to the Executive Management Bonus Program for the following named executive officers earned during the fiscal year ended June 30, 2009. The bonus awards approved by the Committee were based upon the achievement of the Company financial performance goals as established by the Board for the Executive Management Bonus Award Program. The bonus awards will be paid on or about September 1, 2009.

Name: Jeffrey A. Weiss
Title: Chairman of the Board and Chief Executive Officer
Award: $911,520

Name: Randy Underwood
Title: Executive Vice President and Chief Financial Officer
Award: $365,114

Name: Norman Miller
Title: Executive Vice President and Chief Operating Officer
Award: $369,216

On account of fiscal year 2009 achievements, the Committee also approved a discretionary cash bonus to Mr. Weiss in the amount of $45,000. Such award will be paid on or about September 1, 2009.

Equity Awards to Mr. Weiss

The Committee also approved the grant of an equity award to Mr. Weiss in the amount of $450,000 (the "Equity Award"). Seventy-five percent of the value of the Equity Award was granted in the form of restricted stock units, or 20,258 restricted stock units, and twenty-five percent of the value of such Equity Award was granted in the form of an option to purchase common stock of the Company, or 12,909 shares of common stock, at an exercise price equal to $16.66, the closing price of the Company’s common stock on the date of grant. The Equity Award was granted pursuant to the Company’s 2007 Equity Incentive Plan. The Equity Award will vest on December 31, 2010. The Equity Award also provides for the acceleration of vesting in the event of Mr. Weiss’ (i) death, (ii) permanent disability, (iii) termination by the Company without cause or (iv) resignation for good reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dollar Financial Corp.

September 1, 2009	By:	/s/ William Athas

Name: William Athas
Title: Senior Vice President of Finance and Corporate Controller